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                                                                    EXHIBIT 99.1


Tuesday May 29, 5:00 am Eastern Time

Press Release

Daisytek Finalizes Deal to Acquire Memphis Superhub
Provides Earnings Guidance for FY03 of $1.35 - $1.45

ALLEN, Texas--(BUSINESS WIRE)--May 29, 2001-- Daisytek International (Nasdaq:
DZTK), the $1.2 billion wholesale distributor of computer and office supplies and provider of marketing and demand-generation services, has completed the transaction announced April 3 to acquire certain distribution assets from PFSweb, Inc. (Nasdaq: PFSW) and to terminate transaction management service agreements between the two companies. All conditions, including an IRS ruling to preserve the tax-free status of the previous spin-off of PFSweb, have been satisfied.

In connection with the transaction, Daisytek will spend approximately $16 million, of which $11 million is payable to PFSweb, to acquire the fulfillment and distribution infrastructure in the 400,000-square-foot "Superhub" in Memphis, Tenn. The money will also be used to implement segregated information technology platforms, and to expand fulfillment capabilities - especially to support Daisytek's new office products strategy.

"This transaction will allow Daisytek to once again become the Ultimate Distribution Machine(TM), which earned Daisytek the reputation for superior customer service and helped position the company as the low-cost leader in computer supplies. We also welcome back to the Daisytek family a team of employees who will ensure uninterrupted, first-class service to our customers," said President and CEO Jim Powell.

Included in the agreement for an additional fee are certain transition services to be provided by PFSweb for up to six months to ensure a successful handover of fulfillment operations and transaction processing, including transition to separate IT platforms. Existing master distribution agreements with IBM will remain in place through the remainder of their terms.

"We expect that the reduction in cost related to the fee Daisytek will no longer pay PFSweb will exceed direct operating costs, including depreciation, amortization and funding costs associated with the acquisition and budgeted capital improvements," said Chief Financial Officer Ralph Mitchell.

"For the first two quarters of FY02 there is an element of cost duplication, particularly with the fulfillment and information technology Transition Services Agreement. Commencing with Daisytek's third fiscal quarter, we are projecting earnings accretion to be about $500,000 before taxes per quarter, or about 2 cents per basic share. Cash accretion should be at least an additional $500,000 per quarter. This increases our earnings guidance for the current fiscal year, to a range of $1.15 to $1.20 per share, before special charges, assuming EPS dilution from per share prices ranging between $10 and $14," said Mitchell. "As we move forward with operational improvements and growth plans, it is possible that later this fiscal year, we will revise this guidance upwards."


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The company expects to recognize a special charge of approximately $2.7 million after taxes this quarter, which comprises transaction costs, a separation payment and finalization of other balances between the two parties. This is expected to be the last of any special or incremental charges relating to the PFSweb separation.

"We expect the accretion from this transaction to put Daisytek on a run rate EBIT of 3 percent or more as we exit the fiscal year. Couple this with our revenue growth projections of 10 percent to 15 percent, and we believe Daisytek represents a very attractive story for the investment community," Powell said.

Daisytek's new distribution strategy is designed around several regional hubs, the first of which will be the Memphis Superhub, and is geared towards supporting its strategy to offer a full range of office supplies to its nationwide customer base. Integrating delivery of computer consumables and office supplies has begun and is expected to be a major factor in Daisytek's future revenue growth.

"If I look to our next fiscal year ending March 31, 2003, the earnings accretion for the year related to the re-acquisition of our Memphis fulfillment capability is targeted to be about $2.5 million before taxes, or about 10 cents per basic share outstanding. Cash accretion will be approximately $4.5 million for the full year. Couple this with earnings per share increases also in the range of 10 to 15 percent and our EPS forecast for FY03 is in a range of $1.35 to $1.45, which assumes possible dilution from share price ranges of $10 to $14," Mitchell said.

A conference call will be held today at 10:30 a.m. Central. Please dial in by 10:20 a.m. to 801/303-7410 and ask to be placed on the Daisytek call. Two hours after the conference, a recorded playback can be heard for 14 days at 402/220-1490. The access code for the playback is 1034. Check www.Daisytek.com for more details on the call, playback and webcast. NOTE: If you encounter telecommunications difficulties during the call, redial the call-in number immediately.

About Daisytek

Daisytek is a leading distributor of computer supplies, office products, and recordable media, in addition to providing marketing and demand-generation services. Serving customers in more than 50 countries, Daisytek distributes almost 20,000 products from more than 250 manufacturers. Daisytek is headquartered in Allen, Texas, and maintains sales and distribution centers in the United States, Argentina, Australia, Canada and Mexico. Daisytek is a registered trademark of Daisytek, Incorporated. All rights reserved. This news release and more information about Daisytek are available at www.daisytek.com. This Web site is not part of this release. Daisytek is a registered trademark of Daisytek, Incorporated. All rights reserved.

The matters discussed in this news release contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. You can identify these statements by the fact that they do not relate strictly to historical or current facts, but rather




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reflect our current expectations concerning future results and events.
Forward-looking statements relating to such matters as our financial condition and operations, including forecasted information, are based on our management's current intent, belief or expectations regarding our industry or us. These forward-looking statements including forecasts are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Certain factors, including but not limited to, general economic conditions, industry trends, the loss of key suppliers or customers, the loss of strategic product shipping relationships, customer demand, product availability, competition (including pricing and availability), risks inherent in acquiring, integrating and operating new businesses, concentrations of credit risk, distribution efficiencies, capacity constraints, technological difficulties, exchange rate fluctuations, and the regulatory and trade environment (both domestic and foreign) could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. In addition, statements in this press release relating to the expected benefits of the contemplated transaction are subject to risks relating to the timing and successful completion of transitioning certain information technology, integration of the acquired assets into Daisytek's operations, unanticipated expenditures and changing relationships with customers, suppliers and strategic partners. There may be additional risks that we do not currently view as material or that are not presently known.

Other factors that could affect Daisytek are set forth in Daisytek's 10-K for the fiscal year ended March 31, 2000.


Contact:

     Daisytek International
     Jim Powell, 972/881-4700

     or

     Michael A. Burns & Associates
     Craig McDaniel, 214/521-8596
     cellular, 214/616-7186
     cmcdaniel@mbapr.com






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